Exhibit 21
TERRA NITROGEN COMPANY, L.P.
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Percentage Held by TNCLP
Terra Nitrogen, Limited Partnership	Delaware	99%